ACKNOWLEDGEMENT AND ACCEPTANCE AGREEMENT

acknowledgement AND ACCEPTANCE AGREEMENT (this “Agreement”) made as of this 12th day of October, 2017 between MGT Capital Investments, Inc., a Delaware corporation (“MGT”), and the undersigned (the “Individual”).

WHEREAS, on or around the date hereof, the Individual contributed cash to _______ LLC, a Delaware limited liability company (the “LLC”), in exchange for membership interests in the LLC (the “Investment”);

WHEREAS, the Individual understands that the LLC was formed in order to operate as a cryptocurrency mining business (the “Business”) under the sole management of MGT;

WHEREAS, on or around the date hereof, the LLC entered or is expected to enter into a management agreement by and between the LLC and MGT attached hereto as Exhibit A (the “Management Agreement”) pursuant to which MGT agrees to manage the Business;

WHEREAS, in connection with the Management Agreement, the LLC was issued or will be issued shares of MGT’s Common Stock (“Common Stock”) and warrants to purchase Common Stock (the “Warrants” and collectively with the Common Stock and the Common Stock issuable upon exercise of the Warrants, the “Company Securities”);

WHEREAS, the Individual wishes to acknowledge the receipt and review of the information set forth on Schedule I hereto (the “Disclosure Statement”), the receipt and review of MGT’s disclosures filed by MGT (the “SEC Reports”) with the U.S. Securities Exchange Commission (the “Commission”) and the Individual’s understanding of (i) the relationship between MGT and the LLC and the financial terms and obligations of all parties set forth in the Management Agreement; (ii) the nature and risks related to the Investment; (iii) the nature and risks related to the Business; and (iv) the nature and risks related to the LLC’s investment, and the indirect investment of the Individual, in the Company Securities, each of which are set forth in the Disclosure Statement and/or the SEC Reports.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. acknowledgement

1.1 The Individual understands and hereby acknowledges that MGT’s ability and willingness to enter into the Management Agreement is conditioned upon the execution of this Agreement by the Individual and all other individuals making the Investment in the LLC.

1.2 So long as the Individual and all other individuals making the Investment in the LLC execute this Agreement, MGT hereby agrees to enter into the Management Agreement.

1.3 The Individual hereby acknowledges the receipt and understanding of the Disclosure Statement, which Disclosure Statement is deemed to be an integral part of this Agreement and is incorporated herein by reference.

1.4 The Individual hereby acknowledges the receipt and understanding of the SEC Reports.

1.5 The Individual hereby acknowledges the Individual’s understanding of the nature and risks related to the Business, including but not limited to those set forth in the Disclosure Statement.

1.6 The Individual hereby acknowledges the Individual’s understanding of (i) the relationship between MGT and the LLC; (ii) the financial terms and obligations of all parties set forth in the Management Agreement; (iii) the risk related to the operation of the Business pursuant to the Management Agreement; and (iv) the risks related to the LLC’s entry into the Management Agreement.

1.7 The Individual hereby acknowledges the Individual’s understanding of the nature and risks related to the LLC’s investment in MGT, including but not limited to those set forth in the Disclosure Statement.

1.8 The Individual hereby acknowledges the Individual’s understanding of the nature and risks related to the LLC’s investment in Company Securities, and the indirect investment of the Individual in Company Securities, including but not limited to those set forth in the Disclosure Statement and the SEC Reports.

II. REPRESENTATIONS by THE INDIVIDUAL

2.1 The Individual is an “accredited investor,” as such term in defined in Rule 501 of Regulation D promulgated under the Act, and the Individual is able to bear the economic risk of the Investment, including the indirect investment in the Company Securities.

2.2 The Individual has prior investment experience (including investment in non-listed and non-registered securities), and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by MGT and the LLC to the Individual, including but not limited to the SEC Reports and the Disclosure Statement on Schedule I hereto, as well as the risks of the Investment by the Individual in the LLC and the indirect investment by the Individual in the Company Securities. The Individual’s overall commitment to investments which are not readily marketable is not disproportionate to the Individual’s net worth, and the Individual’s investment in the LLC, and indirectly in the Company Securities, will not cause such overall commitment to become excessive. The Individual has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the LLC and the LLC’s investment in the Company Securities. The Individual is financially able to bear the economic risk of this investment, including the ability to afford holding the Individual’s interest in the LLC, the indirect interest in the Company Securities and any direct interest in the Company Securities (if such were distributed in part or in whole by the LLC) for an indefinite period or for a complete loss.

2.3 The Individual acknowledges receipt and careful review of the Disclosure Statement, the Management Agreement, the SEC Reports and all other documents furnished in connection with the Investment, including the indirect interest in the Company Securities (collectively, the “Investment Documents”), and has been furnished with all information regarding the LLC, the Management Agreement and MGT which the Individual has requested or desires to know; and the Individual has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the LLC and of MGT concerning the terms and conditions of the Investment, the Management Agreement, the indirect investment in the Company Securities and any additional information which the Individual has requested.

2.4 The Individual acknowledges that the Investment and the indirect investment in the Company Securities may involve tax consequences to the Individual and that the contents of the Investment Documents do not contain tax advice. The Individual acknowledges that the Individual must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Individual of an investment in the LLC and in the Company Securities, whether indirect or direct upon any distributions.

III. RELEASE BY INDIVIDUAL

3.1 In exchange for the consideration provided for in this Agreement, the Individual irrevocably and unconditionally releases MGT and its predecessors, subsidiaries, affiliates, and all successors and assigns of any of the foregoing (collectively, the “Releasees”), of and from covenants, obligations and agreements that the Individual or her heirs or assigns, ever had, now has, or hereafter can, shall, or may have, against the Releasees arising out of this Agreement, the Management Agreement, the Investment or the direct or indirect investment and ownership in and of the Company Securities (collectively, the “Claims”), except that, the Individual is not obligated to indemnify the Releasees against any Claims if such Claims arise out of or result from the Releasees’ gross negligence or more culpable act or omission (including recklessness or willful misconduct) or bad faith failure to materially comply with any of its material obligations set forth in this Agreement or the Management Agreement.

3.2 The Individual understands that this Agreement releases rights that the Individual may not know about. This is the Individual’s knowing and voluntary intent, even though the Individual recognizes that someday the Individual might learn that some or all of the facts that the Individual currently believes to be true are untrue and even though the Individual might then regret having signed this Agreement.

IV. MISCELLANEOUS

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the LLC, MGT and to the Individual at the addresses or facsimile numbers indicated on the signature page hereof. Notices shall be deemed to have been given on the date when sent by facsimile transmission or overnight courier, or two days after mailed, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Agreement shall not be changed, modified or amended except by a writing signed by all parties hereto.

4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties agree that in the event of any dispute, action, suit or other proceeding arising out of or in connection with this Agreement, the prevailing party shall recover all of such party’s reasonable attorneys’ fees and costs incurred in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.5 This Agreement may be executed in counterparts, all of which will constitute one in the same instrument.

4.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

4.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

4.9 Each of the parties shall be responsible for paying its own legal fees in connection with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MGT Capital Investments, Inc.

By:
Name:	Robert Ladd
Title:	President and CEO
Address:	512 S. Mangum Street, Suite 408, Durham, NC 27701
Email:	rladd@mgtci.com

INDIVIDUAL:

____________________________________(print name)

By:
Name:
Title:
Address:
Email:

SCHEDULE I

Disclosure Statement

The following description of the key terms of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Management Agreement, which is attached hereto as Exhibit A, which is incorporated herein by reference. Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Management Agreement.

Pursuant to the Management Agreement, the LLC will purchase certain Bitcoin Hardware as specified by MGT and engage MGT as the exclusive manager to operate the LLC’s bitcoin mining business. In accordance with the Management Agreement, MGT agrees to select, acquire, install, host, maintain and repair the Bitcoin Hardware and provide associated facilities and services necessary to mine bitcoins. MGT and the LLC share equally the net profits generated from the bitcoin mining operation, after deducting Electricity Costs and Operating Fee. As an inducement for the LLC to enter into the Management Agreement, MGT agreed to issue to the LLC (i) 193,000 restricted shares of MGT’s common stock; and (ii) a warrant to purchase 193,000 shares of MGT common stock.

Risk Factors

The following list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in investing in the LLC, investing in the Company Securities or holding a direct or indirect interest in the Business, whether operated pursuant to the Management Agreement or otherwise. Individuals should review the Investment Documents, the SEC Reports, this Disclosure Statement and all schedules, exhibits and other information incorporated herein by reference in their entirety and consult with their own advisers before making any decision to invest in the LLC, the Company Securities or acknowledge their understanding of the Management Agreement or the Business.

RISKS RELATED TO THE BUSINESS AND CRYPTOCURRENCIES

There are substantial risks to be aware of when mining and holding cryptocurrencies, including BitCoins, which generally apply to the LLC, the Business and the subject matter of the Management Agreement:

1.	Losing a digital wallet of coins: a wallet could be lost by either locking yourself out by forgetting your password or by physically losing the wallet via a broken hard drive or if your online wallet provider goes out of business.

2.	Hacking and Malware: It is possible that a talented hacker can break into a mining pool and empty any of the users’ wallets, including the LLC’s wallet. In addition, it is possible for cryptocurrency-mining malware to infect mining machines. Such malware steals the resources of infected machines, significantly affecting their performance and increasing their wear and tear and could involve other costs, like increased power consumption.

3.	Cryptocurrency are subject to significant price fluctuation and may drop in value and any anticipated profits from mining such cryptocurrencies or the recovery of your initial investment could be lost. The price (cryptocurrency exchange rates such as USD/BTC) of Bitcoin and/or any other cryptocurrency may fall sharply and may even fall to zero;

4.	Certain risk effecting value of Cryptocurrencies. Due to the fact that cryptocurrencies are unregulated and decentralized, their value is not insured by any legal entities. The value of any amount of any cryptocurrency is subject to change due to a number of factors out of the LLC’s, MGT’s and your control. These factors include but are not limited to changes of mining difficulty and/or other mining parameters/properties, fluctuating cryptocurrency exchange rates (such as USD/BTC), obsolescence of hardware and amortization of hardware. You understand and agree that the value of any amount of mined cryptocurrency may lose all worth at any moment of time due to the nature of cryptocurrencies.

5.	Bitcoins vs. other cryptocurrencies. It is possible that a competing cryptocurrency becomes more successful than Bitcoin or that somebody somehow finds a major flaw in the system.

6.	Cryptocurrencies are sometimes used or exploited in any way that is prohibited by the laws or regulations, with which, in the event you are distributed any cryptocurrencies, you agree to comply.

7.	Transactions with Cryptocurrencies may be unconfirmed for a period of time. Although very unlikely, some Cryptocurrency transactions may never be confirmed. Cryptocurrency transactions which are unconfirmed are not completed.

8.	Transactions with cryptocurrencies are irreversible - if you send any amount of any Cryptocurrency to the wrong person, for example, you may be unable to recover those funds.

9.	Unknown technical defects inherent in cryptocurrencies may exist.

10.	New regulation which impacts cryptocurrencies could be enacted.

The following is a more in-depth, but by no means complete, analysis of certain key risks to which the LLC and MGT are subject and under which the benefits of the Management Agreement may be affected (references to “us”, “we”, “our” and similar terms refer to collectively the LLC, MGT and the Business operated pursuant to the Management Agreement, unless context dictates otherwise):

The loss or destruction of a private key required to access a cryptocurrency may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our cryptocurrencies could have a material adverse effect on our business.

Cryptocurrencies are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the cryptocurrencies are held. We are required by the operation of the cryptocurrency network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the cryptocurrency network. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the cryptocurrencies held in the related digital wallet and the private key will not be capable of being restored by the cryptocurrency network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our business.

The further development and acceptance of the cryptocurrency network, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the cryptocurrency network would have an adverse material effect on our business.

Cryptocurrencies, such as cryptocurrencies, may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the bitcoin network is a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the bitcoin network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the bitcoin network, include, without limitation:

●	continued worldwide growth in the adoption and use of bitcoin and other cryptocurrencies;

●	government and quasi-government regulation of bitcoin and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the bitcoin network or similar cryptocurrencies systems;

●	the maintenance and development of the open-source software protocol of the bitcoin network or similar cryptocurrencies systems;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using digital or fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies.

A decline in the popularity or acceptance of the bitcoin network or similar cryptocurrencies systems would adversely affect our business.

The price of cryptocurrency is extremely volatile. Fluctuations in the price of cryptocurrencies could materially and adversely affect our business.

The price of cryptocurrency is a significant uncertainty for our business. The price of cryptocurrencies is subject to dramatic fluctuations. Using an exponential moving average and volume weighting of transaction data, the price of cryptocurrency is quoted by several publicly-available indexes, including the Coindesk price index, which derives from the transaction prices on electronic market places where exchange participants may use fiat currency to trade, buy and sell cryptocurrencies based on bid-ask trading (“Cryptocurrency Exchange”). Though the methodology may change in the future, these indexes use US Dollar-denominated trading data from qualified Cryptocurrency Exchanges with high trading volume in cryptocurrencies. The price of cryptocurrencies (the “Spot Price”) has fluctuated widely over the past three years. For example, the price of a bitcoin reached a high of approximately $1,216 in November 2013, while the price of a bitcoin was approximately $228 on August 22, 2015. Several factors may affect index spot price, including, but not limited to:

●	Global cryptocurrency supply;

●	Global cryptocurrency demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of cryptocurrencies as payment for goods and services, the security of online Cryptocurrency Exchanges and digital wallets that hold cryptocurrencies, the perception that the use and holding of cryptocurrencies is safe and secure, and the lack of regulatory restrictions on their use;

●	Investors’ expectations with respect to the rate of inflation;

●	Interest rates;

●	Currency exchange rates, including the rates at which cryptocurrencies may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of Cryptocurrency Exchanges and liquidity on such Cryptocurrency Exchanges;

●	Interruptions in service from or failures of major Cryptocurrency Exchanges;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in cryptocurrencies;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that affect the use of cryptocurrencies as a form of payment or the purchase of cryptocurrencies on the Cryptocurrency Market;

●	The maintenance and development of the open-source software protocol of the cryptocurrency network;

●	Global or regional political, economic or financial events and situations; and

●	Expectations among cryptocurrency economy participants that the value of cryptocurrencies will soon change.

A decrease in the price of cryptocurrencies may have a material adverse effect on our business.

Currently, it is believed there is a relatively limited use of cryptocurrencies in the retail and commercial marketplace in comparison to relatively extensive use by speculators, which contribute to price volatility that could adversely affect our business.

Cryptocurrencies and the bitcoin network have only recently became widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of cryptocurrencies by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short-term or long-term holding of cryptocurrencies. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Spot Price, either of which could adversely impact our business.

The Core Developers or other programmers could propose amendments to the cryptocurrency network’s protocols and software that, if accepted and authorized by the cryptocurrency network’s community, could adversely affect our business.

The cryptocurrency network is based on a math-based protocol that governs the peer-to-peer interactions between computers connected to the cryptocurrency network. The code that sets forth the protocol is informally managed by a development team known as the Core Developers. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to cryptocurrency on Github.com. The Core Developers can propose amendments to the cryptocurrency network’s source code through one or more software upgrades that alter the protocols and software that govern the cryptocurrency network and the properties of cryptocurrencies, including the irreversibility of transactions and limitations on the mining of new cryptocurrencies. To the extent that a significant majority of the users and miners on the cryptocurrency network install such software upgrade(s), the cryptocurrency network would be subject to new protocols and software that may adversely affect our business.

The open-source structure of the cryptocurrency network protocol means that the Core Developers and other contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the cryptocurrency network, which may harm our business.

The cryptocurrency network operates based on an open-source protocol maintained by the Core Developers and other contributors. As the cryptocurrency network protocol is not sold and its use does not generate revenues for its development team, the Core Developers are generally not compensated for maintaining and updating the cryptocurrency network protocol. To the extent that material issues arise with the bitcoin network protocol, and the Core Developers and open-source contributor community are unable to address the issues adequately or in a timely manner, the bitcoin network and our business may be adversely affected.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the bitcoin network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects our business and our ability to operate our business as planned.

If a malicious actor, a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers referred to as a botnet obtains a majority of the processing power dedicated to mining on the bitcoin network, it may be able to alter the Blockchain on which the bitcoin network and all bitcoin transactions rely by constructing alternate blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify transaction information. Using alternate blocks, the malicious actor could “double-spend” its own cryptocurrencies (i.e., spend the same cryptocurrencies in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the bitcoin network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect our business or the ability of our business to operate.

The award of cryptocurrencies for solving blocks and transaction fees for recording transactions may diminish, thereby diminishing our profits. Further, if these amounts are not sufficiently high to incentivize other miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed. A reduction in the processing power expended by miners on the bitcoin network could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the bitcoin network or the Blockchain, potentially permitting such actor or botnet to manipulate the Blockchain in a manner that adversely affects our business or our ability to operate.

If the award of new cryptocurrencies for solving blocks declines and transaction fees are not sufficiently high, the direct effect on our business may be material and adverse. Moreover, other miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce the collective processing power on the bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the bitcoin network more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power on the bitcoin network. Significant reductions in processing power on the bitcoin network could result in material delays in block solution confirmation time. Any reduction in confidence in the confirmation process or processing power of the bitcoin network may adversely impact our business.

As the number of cryptocurrencies awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the bitcoin network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for cryptocurrencies and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of cryptocurrencies that could adversely impact our business.

In order to incentivize miners to continue to contribute processing power to the bitcoin network, the bitcoin network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could itself have a material and adverse effect on our business by lowering the total revenue derivable from our mining activities. If this process is accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the bitcoin network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept cryptocurrencies as a means of payment and existing users may be motivated to switch from cryptocurrencies to another cryptocurrency or back to fiat currency. Decreased use and demand for cryptocurrencies may adversely affect their value and result in a reduction in the price of bitcoin and materially and adversely affect our business.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the bitcoin network, which could adversely impact our business

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new cryptocurrencies upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Blockchain. Any systemic delays in the recording and confirmation of transactions on the Blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the bitcoin network, which could adversely impact our business.

Intellectual property related claims may adversely affect the operation of the bitcoin network.

Third parties may assert intellectual property claims relating to the holding and transfer of cryptocurrencies and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the bitcoin network’s long-term viability or the ability of end-users to hold and transfer cryptocurrencies may adversely affect our business. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the bitcoin network or holding or transferring their cryptocurrencies, which could force us to cease operations. As a result, an intellectual property claim against us or any large bitcoin network participants could adversely affect our business.

The Bitcoin Exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the Spot Price and can adversely affect our business.

The Bitcoin Exchanges on which the cryptocurrencies trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent US Dollar denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four years, many Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the bitcoin network and result in greater volatility in the Spot Price. These potential consequences of a Bitcoin Exchange’s failure could adversely affect our business.

Regulatory changes or actions may alter the nature of our business or restrict the use of cryptocurrencies or the operation of the Bitcoin Network in a manner that adversely affects our business.

Until recently, little or no regulatory attention has been directed toward cryptocurrencies and the Bitcoin Network by the U.S. federal and state governments, foreign governments and self-regulatory agencies. As cryptocurrencies have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market. Local state regulators such as the California Department of Financial Institutions and the New York State Department of Financial Services have also initiated examinations of cryptocurrencies, the Bitcoin Network and the regulation thereof. Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” two CFTC commissioners publicly expressed a belief that derivatives based on cryptocurrencies are subject to the same regulation as those based on commodities, and the IRS released guidance treating cryptocurrencies as property that is not currency for US federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow these asset classifications.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change or cryptocurrencies is impossible to predict, but such change could be substantial and adverse to our business.

RISKS RELATED TO THE COMPANY SECURITIES

An investment, whether direct or indirect, in the Company Securities involves a high degree of risk and is subject to many uncertainties. In addition to the risk factors specific to this offering set forth below, the risk factors set forth in Item 1A, “Risk Factors,” in MGT’s Annual Report on Form 10-K filed with the Commission on April 20, 2017, are incorporated herein by reference. These risks and uncertainties may adversely affect MGT’s business, operating results and financial condition. In such an event, the trading price for Common Stock could decline substantially, and you could, directly or indirectly, lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read all risk factors in their entirety and consider all of the information and advisements contained in the Investment Documents, including the following risk factors and uncertainties.

There will be restrictions on resale of the Company Securities and there is no assurance of the registration of the Company Securities.

None of the Company Securities may be sold unless, at the time of such intended sale, there is a current registration statement covering the resale of the Company Securities or an exemption from registration under the Securities Act, and such Securities have been registered, qualified, or deemed to be exempt under applicable securities or “blue sky” laws in the state of residence of the seller or in the state where sales are being effected. MGT has no current intention of filing a registration statement covering the resale of the Company Securities. If no registration statement is filed and declared effective covering the resale of any of the Company Securities sold pursuant to the Investment Documents, investors will be precluded from disposing of such Company Securities unless such Company Securities may become eligible to be disposed of under the exemptions provided by Rule 144 under the Securities Act without restriction. If the Company Securities are not registered for resale under the Securities Act, or exempt therefrom, and registered or qualified under applicable securities or “blue sky” laws, or deemed exempt therefrom, the value of such securities will be greatly reduced.

MGT may have at one time been deemed a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 unless at the time of a proposed sale pursuant to Rule 144, MGT is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Company Securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

The number of Company Securities issued to the LLC in connection with the Management Agreement has been arbitrarily determined by MGT.

The number of Company Securities issued to the LLC in connection with the Management Agreement and therefore the underlying value of the Company Securities was arbitrarily determined by MGT. The value of the Company Securities does not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the value of the Company Securities may be derived as a result of our negotiations with the LLC based upon various factors including prevailing market conditions, our future prospects and our capital structure. These values do not necessarily accurately reflect the actual value of the Company Securities or the prices that may be realized upon disposition of the Company Securities.

An investment in the Company Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Company Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in MGT, including the risk of losing their entire investment.

Your ownership interest is subject to dilution.

The holder or holders of the Company Securities issued pursuant to the Investment Documents will experience immediate dilution in the value of their Common Stock received upon exercise. In addition, each holder’s proportionate ownership interest may be diluted when MGT issues additional shares of Common Stock. MGT may raise capital in the future through the sale of shares of Common Stock, and each holder’s percentage interest in Common Stock would be diluted.